SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2000

HUDSON RIVER BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-24187	14-1803212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hudson City Centre, Hudson, New York, 12534
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:		(518) 828-4600

N/A
(Former name or former address, if changed since last report)

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Item 5.           Other Events

                     On April 25, 2000, the boards of directors of Hudson River Bancorp, Inc. ("Hudson River"), the holding company of Hudson River Bank & Trust Company, and Cohoes Bancorp, Inc. ("Cohoes"), the holding company of Cohoes Savings Bank, entered into a merger agreement (the "Agreement") to combine in a merger of equals (the "Merger"). On September 28, 2000, Cohoes and Hudson River announced the execution of a Termination and Settlement Agreement (the "Termination Agreement"), which terminated the Agreement. The Agreement was terminated as a result of the Merger not being approved by the requisite vote of the shareholders of Cohoes at its special meeting held on August 17, 2000. In connection with the termination of the Agreement, both Cohoes and Hudson River also amended their reciprocal stock option agreements (the "Amendments") to cap the economic value of each of their reciprocal stock option agreements at $3.5 million.

                     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, the Amendments, and the press release attached hereto.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits

                        (a)      Not applicable.

                        (b)      Not applicable.

                        (c)      Exhibits

                                   See Exhibit Index

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HUDSON RIVER BANCORP, INC.

Date: October 6, 2000	By:	/s/ Timothy E. Blow

Timothy E. Blow
Chief Financial Officer

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EXHIBIT INDEX
	Exhibit Number	Description

	2.1	Termination and Settlement Agreement, dated as of September 28, 2000, between Cohoes Bancorp, Inc. and Hudson River Bancorp, Inc.

	2.2	Amendment No. 1 to the Stock Option Agreement dated as of April 25, 2000 between Cohoes Bancorp, Inc. and Hudson River Bancorp, Inc., dated as of September 28, 2000.

	2.3	Amendment No. 1 to the Stock Option Agreement dated as of April 25, 2000 between Hudson River Bancorp, Inc. and Cohoes Bancorp, Inc., dated as of September 28, 2000.

	99.1	Press Release dated September 28, 2000 (1).

(1)	Incorporated by reference from a filing made pursuant to Rule 425 and/or Rule 14a-12 with the Securities and Exchange Commission on September 29, 2000.